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                                     BYLAWS

                                       OF

                             FIRST HOME BANCORP INC.


         The Bylaws are adopted by the Corporation and are supplemental to the New Jersey Business Corporation Act as the same shall from time to time be in effect.


ARTICLE I. NAME.

         Section 101. Name. The name of the Corporation is First Home Bancorp
Inc.

         Section 102. State of Incorporation. The Corporation has been incorporated under the laws of the State of New Jersey.

ARTICLE II. REGISTERED AND PRINCIPAL OFFICES.

         Section 201. Registered Office, Registered Agent. The registered office of the Corporation in the State of New Jersey shall be at 125 South Broadway, Pennsville, New Jersey 08070 and the Corporation's registered agent at such address shall be Stephen D.
Miller.

         Section 202. Offices. The principal office of the Corporation and any other offices of the Corporation shall be located at such place(s), within or without the State of New Jersey, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III. SHAREHOLDERS AND DIRECTORS.

         Section 301. Place of Shareholders' Meetings. All meetings of the shareholders shall be held at such place or places, within or without the State of New Jersey, as shall be fixed by the Board of Directors from time to time.

         Section 302. Annual Shareholders' Meeting. The annual meeting of the shareholders, for the election of directors and the transaction of such other business as may properly be brought before such meeting, shall be held at such place and such time, within or without the State of New Jersey, that the Board of Directors may fix.

         Section 303. Special Shareholders' Meetings. Special meetings of the shareholders may be called by the Secretary upon the request of the Chairman of the Board, the President,


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the Board of Directors, or by shareholders entitled to cast at least 20% of the votes which all shareholders are entitled to cast at the particular meeting.

         Section 304. Nominating Committee. The Corporation shall have a Nominating Committee consisting of three (3) persons who are directors of the Corporation. The Nominating Committee shall make nominations for directors to be elected by the shareholders of the Corporation as provided in the remainder of this Section. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the Nominating Committee shall deliver to the Secretary a written nomination for each directorship to be filled at each annual meeting of the shareholders at least thirty (30) days in advance of the date of that meeting. Provided the Nominating Committee makes such nominations, no nominations for directors except those made by the Nominating Committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in accordance with the procedures set forth in this Section 304. Ballots bearing the names of all the persons nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 304 by the Nominating Committee and by shareholders shall be provided for use at the annual meeting. However, except in the case of a management nominee substituted as a result of the death, incapacity, disqualification or other inability to serve of a management nominee, if the Nominating Committee shall fail or refuse to nominate a slate of directors at least thirty (30) days prior to the date of the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon. No person shall be elected as a director of the Corporation unless nominated in accordance with the terms set forth in this
Section 304.

                  Nominations of individuals for election to the Board of Directors of the Corporation at an annual meeting of shareholders may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting who complies with the procedures set forth in this
Section 304. Such nominations, other than those made by the Nominating Committee, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 304. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of each annual meeting. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are beneficially owned by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of Corporation stock which are beneficially owned by such shareholder on

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the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

                  The Board of Directors may reject any nomination by a shareholder not made in accordance with the terms of this Section 304. Alternatively, if the Board of Directors fails to consider the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the terms of this Section 304, and, if he should so determine, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

         Section 305. New Business. At an annual meeting of shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. For any new business proposed by management to be properly brought before the annual meeting, such new business shall be approved by the board of directors, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the secretary of the Corporation at least 20 days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or received at the principal executive offices of the Corporation, not less than 20 days prior to the meeting; provided, however, that in the event that less than 30 days' notice of the date of the meeting is given to shareholders (which notice shall be accompanied by a proxy or information statement when describes each matter proposed by the board of directors to be acted upon at the meeting), notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting, (b) the name and address of the shareholder proposing such business, and (c) the class and number of shares of the Corporation which are owned of record by the shareholder. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 305.

         Section 306. Resignations of Directors. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.


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         Section 307. Compensation of Directors. Directors shall be entitled to compensation for services they render, as determined by resolution of the Board of Directors. Any director may serve the Corporation in another capacity and be entitled to such compensation therefor as may be determined by the Board of Directors.

         Section 308. Annual Meeting of Directors. An annual meeting of the Board of Directors shall be held in each calendar year immediately following the annual meeting of shareholders.

         Section 309. Meetings of Directors. Meetings of the Board of Directors may be called by the President or by a majority of the directors. Any such meeting may be held within or without the State of New Jersey.

         Section 310. Notice of Directors' Meetings. Whenever notice of a meeting of the Board of Directors shall be required, it shall be in writing. Unless otherwise required by law or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 311. Committees. In the absence or disqualification of any member of any committee or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

         Section 312. Absentee Participation in Meetings. One or more directors may participate in a meeting of the Board of Directors, or of a committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

         Section 313. Designation of Presiding and Recording Officers. The directors or shareholders, at any meeting of directors or shareholders, as the case may be, shall have the right to designate any person, whether or not an officer, director or shareholder, to preside over, or record the proceedings of, such meeting.

         Section 314. Vacancies. Subject to the rights of the holders of any series of the Corporation's Preferred Stock then outstanding, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by the affirmative vote of at least the majority of the remaining members of the Board of Directors, even thought less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders. Each director so elected shall hold office for the unexpired term to which he has been elected, and thereafter, until his or her successor shall

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have been duly elected and qualified, except in the event of his or her earlier resignation, removal or disqualification.

ARTICLE IV. OFFICERS.

         Section 401. The Officers. The Corporation shall have a President, a Secretary and a Treasurer, and may have a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

         Section 402. Election and Term of Officers. The President, Secretary, and Treasurer of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. All other officers shall be appointed by the President at the time, in the manner, and for such term as the President from time to time shall determine. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until he or she shall resign or shall have been removed.

         Section 403. Compensation. Unless otherwise provided by the Board of Directors, the compensation of officers and assistant officers of the Corporation shall be fixed by the President, except that the compensation of the President shall be fixed by the Board of Directors.

         Section 404. President. The President shall be the chief executive officer of the Corporation, and, subject to the control of the Board of Directors and such limitations as may be provided by the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. Unless a designation to the contrary shall be made at a meeting, the President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. As authorized by the Board of Directors, he or she shall execute and seal, or cause to be sealed, all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Upon request of the Board of Directors, he or she shall report to the Board all matters which the interest of the Corporation may require to be brought to their notice.

         Section 405. Vice President, Secretary, Treasurer, and Assistant Officers. The Vice President or Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

                  The Vice President or Vice Presidents, the Secretary, the Treasurer, the Assistant Secretary or Secretaries, and the Assistant Treasurer or Treasurers, shall act under

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the direction of the President, and shall perform all such duties as may be prescribed by the President or the Board of Directors.

ARTICLE V. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER
           PERSONS.

         Section 501. The Corporation shall, to the fullest extent now or hereafter permitted by the New Jersey Business Corporation Act, as amended from time to time, indemnify any director or officer of the Corporation. The right to indemnification conferred by this Section 501 shall include the right to be paid by the Corporation for expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Corporation of such undertakings as might be required of an indemnitee by the New Jersey Business Corporation Act.

         Section 502. The Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than a director or officer of the Corporation for liabilities incurred by him in connection with services rendered by him at the request of the Corporation or any of its subsidiaries.

         Section 503. The provisions of this Section 503 shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior to or subsequent to such adoption and shall continue as to a person who has ceased to be a director or officer or to render services at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall be deemed contract rights enforceable by such person seeking indemnification and shall not be deemed the exclusive rights to which any director, officer, employee or agent of the Corporation may be entitled under the certificate of incorporation, an agreement, vote of stockholders, or otherwise.

         Section 504. In any action by an indemnitee to enforce a right to indemnification hereunder or by the Corporation to recover advances made hereunder, the burden of proving that the indemnitee is not entitled to be indemnified shall be on the Corporation. In such an action, neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination that indemnification is proper, nor a determination by the Corporation that indemnification is improper, shall create a presumption that the indemnitee is not entitled to be indemnified or, in the case of such an action brought by the indemnitee, be a defense thereto. If successful in whole or in part in such an action, an indemnitee shall be entitled to be paid also the expense (including reasonable attorneys fees) of prosecuting or defending same.

         Section 505. Any repeal or modification of this Article V by the directors or stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

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ARTICLE VI. SHARES OF CAPITAL STOCK.

         Section 601. Signatures of Share Certificates. Each share certificate shall be signed by the Chairman of the Board, President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer.

         Section 602. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said shareholder shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) filed with the Corporation an indemnity bond deemed sufficient by the Board of Directors; and (c) satisfied any other reasonable requirements fixed by the Board of Directors.

         Section 603. Transfer of Shares. All transfers of shares of the Corporation shall be made upon the books of the Corporation upon surrender to the transfer agent of the Corporation of a certificate or certificates for shares, duly endorsed by the person named in the certificate or an attorney, lawfully constituted in writing, or accompanied by proper evidence of succession, assignment or authority to transfer. Thereupon, it shall be the duty of the Corporation to request the issuance of a new certificate to the person entitled thereto, cancel the old certificates and record the transaction upon its books.

ARTICLE VII. BOOKS AND RECORDS.

         Section 701. Books and Records. The Corporation shall keep books and records of account and minutes of the proceedings of shareholders, Board of Directors, and committees, if any. Such books, records and minutes may be kept outside the State of New Jersey.

ARTICLE VIII.              AMENDMENTS.

         Section 801. Amendment by Shareholders or Board of Directors. These Bylaws may be amended or repealed by a majority vote of the members of the Board of Directors, or if any amendment to the Bylaws is proposed by shareholders, and has not previously received the approval of the Board of Directors, such amendment shall require the affirmative vote of the holders of at least eight percent (80%) of the votes which all shareholders are entitled to cast thereon, in addition to any other approval which is required by law, this Certificate of Incorporation, these Bylaws or otherwise.

         Section 802. Recording Amendments. The text of all amendments to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment and a notation of whether such amendment was adopted by the shareholders or the Board of Directors.


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ARTICLE IX. ADOPTION OF BYLAWS AND RECORD OF AMENDMENT THERETO.

         Section 901. Adoption and Effective Date. These Bylaws have been adopted as the Bylaws of the Corporation this 21st day of February, 1996, and shall be effective as of such date.

         Section 902.  Amendments to Bylaws.

Section Amended                      Date Amended                    Adopted By












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